EXHIBIT 23.2



                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related prospectus of Technology Flavors & Fragrances, Inc. (the "Company") for the registration of 1,206,250 shares of its common stock and to the incorporation by reference therein of our report dated February 28, 2000, with respect to the consolidated financial statements of the Company included in its Annual Report on Form 10-KSB for the year ended December 31, 1999 filed with the Securities and Exchange Commission.



                              /s/ Ernst & Young LLP


Melville, New York
October 19, 2000